Exhibit 99.1

For Immediate Release

Clark Holdings Inc. Announces New Credit Facility with Cole Taylor Bank

Trenton, NJ, March 10, 2010 – Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA; GLA.U; GLA.WS), a non-asset-based provider of mission-critical supply chain solutions, today announced that it has closed on a new $6,000,000 revolving credit facility with Cole Taylor Bank.  The new facility is secured by all of Clark’s assets, includes customary covenants and has a variable interest rate derived from market indices and a borrowing base calculated from its outstanding accounts receivable.  Clark used the proceeds from its initial draw on the new facility to help repay the outstanding balance on its previous credit facility with Bank of America, N.A.  The previous credit facility was then terminated.  Clark expects to use additional proceeds from the new facility for general corporate purposes.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark’s filings with the Securities and Exchange Commission. Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Gregory Burns, Chief Executive Officer
Clark Holdings Inc.
646-495-5094